AMENDMENT NO. 7
to the
COMBINED INVESTMENT ADVISORY AGREEMENT

      This Amendment is made as of March 1, 2009 to the Combined Investment Advisory Agreement among Munder Series Trust (MST), on behalf of each of its series, Munder Series Trust II (MST II) on behalf of each of its series, and Munder Capital Management (Advisor), a Delaware general partnership.

      WHEREAS, the Munder Small Mid Cap 130/30 Fund was liquidated on December 29, 2008;

      WHEREAS, the Munder Tax-Free Money Market Fund was liquidated on January 26, 2009; and

      WHEREAS, the Advisor desires to reduce the advisory fees payable by the Munder Tax-Free Short & Intermediate Bond Fund; and

      WHEREAS, the parties desire to update the Schedules to the Agreement.

      NOW THEREFORE, in consideration of the promises and covenants contained herein, the Advisor, MST and MST II agree to amend the Agreement as follows:

1. Schedule A the Agreement is hereby replaced with the attached Schedule A effective as of March 1, 2009.

2. Schedule B the Agreement is hereby replaced with the attached Schedule B effective as of March 1, 2009.

[Signatures Appear on the Following Page]
IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above.
MUNDER SERIES TRUST
MUNDER SERIES TRUST II


By:
	Stephen J. Shenkenberg
	Vice President, Secretary & CCO



MUNDER CAPITAL MANAGEMENT


By:
	Peter K. Hoglund
	Managing Director, Chief Administrative Officer



SCHEDULE A
As of March 1, 2009

Munder Series Trust
Institutional Money Market Fund
Liquidity Money Market Fund
Munder Asset Allocation Fund Balanced
Munder Bond Fund
Munder Cash Investment Fund
Munder Energy Fund
Munder Index 500 Fund
Munder International Equity Fund
Munder International Fund Core Equity.
Munder International Small Cap Fund
Munder Internet Fund
Munder Large Cap Growth Fund
Munder Large Cap Value Fund
Munder Micro Cap Equity Fund
Munder Mid Cap Core Growth Fund
Munder Mid Cap Value Fund
Munder Multi Cap Growth Fund
Munder S&P MidCap Index Equity Fund
Munder S&P SmallCap Index Equity Fund
Munder Small Cap Value Fund
Munder Small Mid Cap Fund
Munder Tax Free Short Intermediate Bond Fund
Munder Technology Fund

Munder Series Trust II
Munder Healthcare Fund




SCHEDULE B
As of March 1, 2009

                                         Annual Fees
                                         (as a Percentage of Daily Net Assets)
Institutional Money Market Fund          0.20%
Liquidity Money Market Fund              0.20%
Munder Asset Allocation Fund - Balanced  0.65%
Munder Bond Fund                         0.40%
Munder Cash Investment Fund              0.35%
Munder Energy Fund                       0.75%
Munder Healthcare Fund                   1.00% of the first $100 million
                                         of average daily net assets;
                                         0.90% of the next $100 million;
                                         0.85% of the next $50 million;
                                         and 0.75% of average daily net assets
                                         in excess of $250 million
Munder Index 500 Fund                    0.20% of the first $250 million
                                         of average daily net assets;
                                         0.12% of the next $250 million;
                                         and 0.07% of average daily net
                                         assets in excess of $500 million
Munder International Equity Fund         0.75%
Munder International Fund - Core Equity  0.80% on the first $1 billion of average daily net assets; and
                                         0.75% of the average daily net assets
                                         in excess of $1 billion
Munder International Small-Cap Fund      0.95% on the first $1 billion
                                         of average daily net assets; and
                                         0.90% of the average daily net
                                         assets in excess of $1 billion
Munder Internet Fund                     1.00% of the first $1 billion
                                         of average daily net assets; and
                                         0.85% of average daily net assets
                                         in excess of $1 billion
Munder Large-Cap Growth Fund             0.75% of the first $1 billion of
                                         average daily net assets;
                                         0.725% of the next $1 billion;
                                         and 0.70% of average daily net
                                         assets in excess of $2 billion
Munder Large-Cap Value Fund              0.75% of the first $100 million
                                         of average daily net assets;
                                         and 0.70% of average daily net
                                         assets in excess of $100 million
Munder Micro-Cap Equity Fund             1.00%
Munder Mid-Cap Core Growth Fund          0.75% on the first $6 billion of
					 average daily net assets, 0.70%
					 on the next $2 billion, and 0.65%
	                                 on average daily net assets exceeding
                                         $8 billion
Munder Mid-Cap Value Fund                0.75%
Munder Multi-Cap Growth Fund             0.75%
Munder S&P MidCap Index Equity Fund      0.15%
Munder S&P SmallCap Index Equity Fund    0.15%
Munder Small-Cap Value Fund              0.75%
Munder Small-Mid Cap Fund                0.75%
Munder Tax Free Short Intermediate Bond Fund 0.40%
Munder Technology Fund                   1.00% of the first $300 million of
					 average daily net assets; 0.90% of
					 the next $700 million;
                                         and 0.80% of average daily net assets
                                         in excess of $1 billion


2

A-1




B-2